UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 6, 2006
MEDICAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(I. R. S. Employer
of incorporation or organization)	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205) 969-3755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On November 6, 2006, Medical Properties Trust, Inc. (the “Company”) and its operating partnership, MPT Operating Partnership, L.P. (the “Operating Partnership”), entered into an indenture (the “Indenture”) with Wilmington Trust Company relating to $125 million aggregate principal amount of the Operating Partnership’s 6.125% Exchangeable Senior Notes due 2011 (the “notes”). The Operating Partnership has granted the initial purchasers of the notes an option exercisable until November 18, 2006 to purchase up to an additional $13 million principal amount of the notes to cover over-allotments, if any. The notes are guaranteed by the Company on a senior unsecured basis.
The notes will bear interest at the rate of 6.125% per year. Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2007. The notes will mature on November 15, 2011 unless previously redeemed or repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date. In order to preserve the Company’s status as a real estate investment trust, the Operating Partnership may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date. The notes will not otherwise be redeemable at the Operating Partnership’s option prior to the stated maturity date. If certain change in control, liquidation or dissolution transactions described in the Indenture occur at any time prior to maturity, holders of the notes may require the Operating Partnership to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but excluding, the date of repurchase.
Holders may exchange their notes for the Company’s common stock prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on August 15, 2011 and also under any of the following circumstances:
•	during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price per share of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 120% of the exchange price per share of the Company’s common stock in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price per share of the Company’s common stock multiplied by the applicable exchange rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date;

•	upon the occurrence of distributions of certain rights to purchase securities of the Company or the Operating Partnership or distributions of certain other assets; or

•	if the Company’s common stock ceases to be listed on a U.S. national or regional securities exchange for 30 consecutive trading days.
The notes have an initial exchange rate of 60.3346 shares of the Company’s common stock per $1,000 principal amount of the notes, representing an exchange price of approximately $16.57 per common share and an exchange premium of approximately 22.5% based on the last reported sale price of $13.53 per share of the Company’s common stock on November 1, 2006. If a change of control transaction described in the Indenture occurs and a holder elects to exchange notes in connection with any such transaction, holders of the notes will be entitled to a make-whole amount in the form of an increase in the exchange rate. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of the Company’s current regular quarterly dividend on its common stock of $0.26 per share. The notes will be exchangeable for cash up to their principal amount and shares of the Company’s common stock for the remainder of the exchange value in excess of the principal amount.
In connection with the sale of the notes, the Operating Partnership and the Company entered into a registration rights agreement (the “Registration Rights Agreement”) dated November 6, 2006 with UBS Securities LLC and J.P. Morgan Securities Inc., representatives of the initial purchasers of the notes, under which the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission on or prior to March 6, 2007 covering resales of the shares of the Company’s common stock, if any, issuable upon exchange of the notes. If the Company does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the notes, it will be required to pay liquidated damages to holders of the notes.
Also in connection with the sale of the notes, the Operating Partnership and the Company entered into a common stock delivery agreement (the “Delivery Agreement) dated November 6, 2006. The Delivery Agreement, among other things, obligates the Company to delivery common shares in the event that the Operating Partnership determines to deliver common shares to holders of the notes upon any exchange of notes and obligates the Operating Partnership to issue to the Company a specified number of partnership units on a concurrent basis.
Copies of the Indenture, including the form of note, the Registration Rights Agreement and the Delivery Agreement are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively and are incorporated by reference herein. The description of the Indenture, the Registration Rights Agreement and the Delivery Agreement in this report is a summary and is qualified in its entirety by the respective terms of each agreement.
In connection with the sale of the notes, the Company and the Operating Partnership also entered into exchangeable note hedge transactions with respect to the Company’s common shares (the “Exchangeable Note Hedges”) with affiliates of one or more of the initial purchasers (the “Dealers”) to increase the effective exchange price of the notes to approximately $18.94. The Exchangeable Note Hedges are intended to minimize the potential dilution with respect to the Company’s common stock upon future exchange of the notes to the extent the then market value per share of the Company’s common stock does not exceed the cap price of the capped call transaction during the observation period relating to an exchange. The net cost of the Exchangeable Note Hedges was approximately $5.7 million. The Exchangeable Note Hedges are separate contracts entered into by the Company with the Dealers and are not part of the terms of the notes and will not affect the holders’ rights under the notes. The Company and the Operating Partnership intend to enter into a similar agreement with affiliates of one or more of the initial purchasers in the event the initial purchasers exercise their option to purchase additional notes under their over-allotment option.
In connection with the Exchangeable Note Hedges, the Dealers have advised the Company that they or their affiliates entered into simultaneously with the pricing of the notes, and have entered and may continue to enter into various derivative transactions with respect to the Company’s common shares. In addition, following pricing of the notes, the Dealers or their affiliates may enter into or unwind various derivatives and/or continue to purchase or sell the Company’s common shares in secondary market transactions, including during the observation period relating to any exchange of the notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 is incorporated herein by reference.
The notes and the shares of the Company’s common stock issuable in certain circumstances upon exchange of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture dated as of November 6, 2006 among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor, and Wilmington Trust Company, as Trustee.

10.1	Registration Rights Agreement dated November 6, 2006 among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor, and UBS Securities LLC and J.P. Morgan Securities Inc., as Representatives of the Initial Purchasers.

10.2	Common Stock Delivery Agreement dated November 6, 2006 between MPT Operating Partnership, L.P. and Medical Properties Trust, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)
Date: November 13, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Indenture dated as of November 6, 2006 among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor and Wilmington Trust Company, as Trustee.

10.1	Registration Rights Agreement dated November 6, 2006 among MPT Operating Partnership, L.P., as Issuer, Medical Properties Trust, Inc., as Guarantor, and UBS Securities LLC and J.P. Morgan Securities Inc., as Representatives of the Initial Purchasers.

10.2	Common Stock Delivery Agreement dated November 6, 2006 between MPT Operating Partnership, L.P. and Medical Properties Trust, Inc.